SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or
                  ss. 240.14a-12

                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      ------------------------------------
                (Name of Registrant as Specified in its Charter)
                             NANCY J. ENGBERG, ESQ.
                      c/o Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

       [X]    No fee required.
       [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
              0-11.

              1) Title of each class of securities to which transaction applies:

              2) Aggregate number of securities to which transaction applies:

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              4) Proposed maximum aggregate value of transaction:

              5) Total fee paid: ___________

       [ ]    Fee paid previously with preliminary materials.
       [ ]    Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount Previously Paid:
              2)  Form, Schedule or Registration No.:
              3)  Filing Party:
              4)  Date Filed:

Phoenix Equity Planning Corporation   100 Bright Meadow Boulevard   Toll Free 800 243-1574
                                      PO Box 2200
                                      Enfield CT 06083-2200


[Phoenix Logo]PHOENIX
              INVESTMENT PARTNERS




                                                                June 29, 1999



Dear Phoenix Strategic Theme Fund Shareholder:

Enclosed is a proxy statement for a special shareholder meeting to be held on Friday, August 6, 1999. As a shareholder of the Phoenix Strategic Theme Fund, you are being asked to vote on the Board's recommendation to approve a new subadviser, Seneca Capital Management LLC, to the Fund. Seneca, which had approximately $6.5 billion in assets under management as of March 31, 1999, currently acts as adviser or subadviser to several other Phoenix mutual funds having a similar investment objective.

Please vote your shares by completing, dating and signing the enclosed proxy and returning it in the postage-paid return envelope provided. Prompt return of proxies will save the Trust and shareholders the costs associated with further solicitation of votes.

If you have any questions, please contact your financial advisor or call a customer service representative at 1-800-243-1574 (option 0), between 8:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday.

Sincerely,

/s/Philip R. McLoughlin
Philip R. McLoughlin
President, Phoenix Funds




         This letter has been prepared solely for the information of existing shareholders.
                This letter is not authorized for distribution to prospective investors.



Mutual funds distributed by Phoenix Equity Planning Corporation.

                      PHOENIX STRATEGIC EQUITY SERIES FUND

                                101 MUNSON STREET
                         GREENFIELD, MASSACHUSETTS 01301

                                ----------------

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 6, 1999

                                ----------------

To the Shareholders:

     A Special Meeting of Shareholders of Phoenix Strategic Equity Series Fund ("the Trust") will be held in the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts 01301, on Friday, August 6, 1999 at 10:00 a.m. for the following purpose:

                    TO BE VOTED UPON ONLY BY SHAREHOLDERS OF
                          PHOENIX STRATEGIC THEME FUND

     To approve or not approve a Subadvisory Agreement in the form attached to this Proxy Statement as Exhibit A between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC.

     This proposal is discussed in detail in the attached Proxy Statement.

     The Board of Trustees has fixed June 7, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE ENCLOSED FOR YOUR USE. PROMPT RETURN OF PROXIES BY SHAREHOLDERS WILL SAVE THE TRUST AND SHAREHOLDERS THE COSTS ASSOCIATED WITH FURTHER SOLICITATION. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST.


                                        By Order of the Board of Trustees,


                                        G. JEFFREY BOHNE,
                                        Secretary

Greenfield, Massachusetts
June 29, 1999

                      PHOENIX STRATEGIC EQUITY SERIES FUND

                                101 MUNSON STREET
                         GREENFIELD, MASSACHUSETTS 01301

                                ----------------

                                 PROXY STATEMENT
                        A SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 6, 1999

                                ----------------

                                  INTRODUCTION

    The enclosed proxy is solicited by the Board of Trustees of Phoenix Strategic Equity Series Fund (the "Trust") for use at the Special Meeting of Shareholders to be held on Friday, August 6, 1999, and at any adjournment(s) thereof. Shareholders of record of Phoenix Strategic Theme Fund (the "Theme Fund" or the "Fund") at the close of business on June 7, 1999 are entitled to notice of and to vote at the meeting or any adjourned session. As of June 7, 1999, there were issued and outstanding 10,849,408.624 shares of the Theme Fund, par value $1 per share (the "Shares"). Each Shareholder will be entitled to one vote for each full Share (and fractional vote corresponding to any fractional Share) registered in his/her name on the Trust's books on the record date.

     Only Shares of the Theme Fund will be voted on the Proposal. All Shares represented by duly executed proxies will be voted in accordance with the specification thereon. If a duly executed proxy does not specify a choice between approval or disapproval of, or abstention with respect to, any proposal, the Shares represented by the proxy will be voted in favor of the proposal. Any Shareholder executing a proxy has the power to revoke it at any time before it is exercised by executing and submitting to the Trust a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.

     In addition to the solicitation of proxies by mail, officers and regular employees of Phoenix Investment Counsel, Inc., or its affiliates, and persons employed for such purpose may solicit proxies personally or by telephone or telegram. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed for their reasonable expenses in sending proxy material to beneficial owners of the Funds' shares. The cost of solicitation of proxies, including the cost of services by an outside proxy solicitor, if required, will be borne by the Adviser.

     In the event that sufficient votes in favor of the item set forth in the attached Notice of the meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than sixty days in the aggregate to permit further solicitation of proxies with respect to any such matters. Any such adjournment(s) will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such matter. They will vote against such adjournment those proxies required to be voted against any such matter.

     This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about June 29, 1999. A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON REQUEST TO PHOENIX EQUITY PLANNING CORPORATION, 100 BRIGHT MEADOW BOULEVARD, P.O. BOX 2200, ENFIELD, CONNECTICUT 06083-2200. SHAREHOLDERS MAY ALSO CALL PHOENIX EQUITY PLANNING CORPORATION TOLL-FREE AT (800) 243-4361.

VOTES REQUIRED
     The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund is required to constitute a quorum at the meeting. As used in this Proxy Statement, the term "a majority of the outstanding shares" means the lesser of (i) 67% of the shares of the Fund present at the meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund.

    Abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees that cannot be voted on a proposal because instructions have not been received from the beneficial owners) will be counted for purposes of determining whether or not a quorum is present for purposes of the meeting. Abstentions and broker non-votes will, however, be considered to be votes against the proposal.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of June 18, 1999 with respect to each person who owns of record or is known by the Trust to own of record or beneficially own 5% or more of any class of the Theme Fund's equity securities.

   NAME OF SHAREHOLDER          CLASS   NUMBER OF SHARES   PERCENTAGE OF CLASS
   -------------------          -----   ----------------   -------------------
TTEES of Phoenix Savings       Class A      370,937.772             6.13%
& Investment Plan
100 Bright Meadow Blvd
PO Box 1900
Enfield CT 06083-1900

   NAME OF SHAREHOLDER          CLASS   NUMBER OF SHARES   PERCENTAGE OF CLASS
   -------------------          -----   ----------------   -------------------
Merrill Lynch Pierce Fenner    Class B      423,982.193             8.87%
& Smith                        Class C        2,350.262             5.53%
For the Sole Benefit of its
Customers
Attn Fund Administration
4800 Deer Lake Dr E 3rd Fl
Jacksonville FL 32246-6484

Painwebber Cust FBO            Class C        4,900.373            11.52%
Sandra R. Resnick
PO Box 3321
Weehawken NJ 07087-8154

State Street Bank & Trust Co.  Class C        2,879.357             6.77%
Custodian for Bruce Geller
5 Plymouth Road
East Rockaway NY 11518-1313

First Trust Corp, TTEE FBO     Class C        2,284.876             5.37%
Penne Goldstein
PO Box 173301
Denver CO 80217-3301

     At June 18, 1999, the Trustees and officers as a group owned less than 1% of the then-outstanding shares of the Theme Fund.

DESCRIPTION OF THE INVESTMENT ADVISER
     The Fund's investment adviser is Phoenix Investment Counsel, Inc. (the "Adviser" or "PIC"), 56 Prospect Street, Hartford, Connecticut 06115-0480. All of the outstanding shares of the Adviser are owned by Phoenix Equity Planning Corporation ("Equity Planning"). All of the outstanding shares of Equity Planning are owned by Phoenix Investment Partners, Ltd. ("PXP"), formerly known as Phoenix Duff & Phelps Corporation. A majority of the outstanding shares of PXP are owned by PM Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life"). The principal offices of Phoenix Home Life and Holdings are located at One American Row, Hartford, Connecticut 06102-5056. The principal office of PXP is located at 56 Prospect Street, Hartford, Connecticut 06115-4080. The principal office of Equity Planning is located at 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, Connecticut 06083-2200.

     In addition to the Fund, the Adviser acts as investment adviser for a number of other mutual funds having a similar investment objective to that of the Fund. The names of those funds, their size as of March 31, 1999, and the annual rates of compensation for each is set forth in the table below. Compensation rates listed are applied to the average of the aggregate daily net asset value of the named fund.

                                             RATE FOR    RATE FOR    RATE FOR
                              SIZE OF FUND     FIRST       NEXT     EXCESS OVER
FUND                           (MILLIONS)   $1 BILLION  $1 BILLION  $2 BILLION
----                           -----------  ----------  ----------  ----------
PHOENIX EQUITY SERIES FUND
  Phoenix-Oakhurst Growth
   and Income Fund               $282.2        0.75%      0.70%        0.65%

                                             RATE FOR    RATE FOR    RATE FOR
                              SIZE OF FUND     FIRST       NEXT     EXCESS OVER
FUND                           (MILLIONS)   $1 BILLION  $1 BILLION  $2 BILLION
----                           ----------   ----------  ----------  ----------
PHOENIX INVESTMENT TRUST 97
  Phoenix-Hollister Small Cap
   Value Fund                     $33.1        0.90%      0.85%        0.80%
  Phoenix-Hollister Value
   Equity Fund                    $38.7        0.75%      0.70%        0.65%

                                             RATE FOR    RATE FOR    RATE FOR
                              SIZE OF FUND     FIRST       NEXT     EXCESS OVER
FUND                           (MILLIONS)   $1 BILLION  $1 BILLION  $2 BILLION
----                           ----------   ----------  ----------  ----------
PHOENIX MULTI-PORTFOLIO FUND
  Phoenix-Seneca Mid-Cap
   Fund                          $300.0        0.75%       0.70%       0.65%

                               SIZE OF FUND     RATE OF
FUND                            (MILLIONS)    COMPENSATION
----                            ----------    ------------
PHOENIX-SENECA FUNDS
  Phoenix-Seneca Growth Fund      $64.0          0.70%
  Phoenix-Seneca Mid Cap
   "EDGE" Fund                    $18.7          0.80%

                                             RATE FOR    RATE FOR    RATE FOR
                              SIZE OF FUND     FIRST       NEXT     EXCESS OVER
FUND                           (MILLIONS)   $1 BILLION  $1 BILLION  $2 BILLION
----                           ----------   ----------  ----------  ----------
PHOENIX SERIES FUND
  Phoenix-Engemann Aggressive
   Growth Fund Series           $  333.2       0.70%      0.65%        0.60%
  Phoenix-Goodwin Growth Fund   $2,917.9       0.70%      0.65%        0.60%

                                             RATE FOR    RATE FOR    RATE FOR
                              SIZE OF FUND     FIRST       NEXT     EXCESS OVER
FUND                           (MILLIONS)   $1 BILLION  $1 BILLION  $2 BILLION
----                           ----------   ----------  ----------  ----------
PHOENIX STRATEGIC EQUITY
SERIES FUND
  Phoenix Equity Opportunities
   Fund                          $200.5        0.70%      0.65%        0.60%
  Phoenix Small Cap Fund         $209.3        0.75%      0.70%        0.65%

                                            SIZE OF     RATE FOR    RATE FOR
                                             FUND        FIRST     EXCESS OVER
FUND                                      (MILLIONS)  $1 BILLION  $ 1 BILLION
----                                      ----------  ----------  ------------
PHOENIX DUFF & PHELPS INSTITUTIONAL
MUTUAL FUNDS
  Phoenix Duff & Phelps Institutional
   Growth Stock Portfolio                    $67.2       0.60%        0.55%

                                SIZE OF   RATE FOR     RATE FOR      RATE FOR
                                 FUND       FIRST        NEXT       EXCESS OVER
FUND                          (MILLIONS) $250,000,000 $250,000,000  $500,000,000
----                          ---------- ------------ ------------  ------------
THE PHOENIX EDGE SERIES FUND
  Growth Series                $1,928.3     0.70%        0.65%         0.60%
  Growth and Income Series     $   57.5     0.70%        0.65%         0.60%
  Value Equity Series          $    7.3     0.70%        0.65%         0.60%
  Strategic Theme Series       $   99.1     0.75%        0.70%         0.65%

Note: The Adviser has not waived, reduced, or otherwise agreed to reduce its compensation under any applicable investment management contract for the funds listed above.

THE ADVISORY AGREEMENT
     PIC acts as investment adviser to the Theme Fund under an Investment Advisory Agreement dated October 16, 1995 between the Trust and PIC (the "Advisory Agreement"). Under the Advisory Agreement, PIC is entitled to a fee, payable monthly, at the annual rate of 0.75% of the Fund's average daily net assets of up to $1 billion, 0.70% of the Fund's average daily net assets from $1 billion to $2 billion and 0.65% of the Fund's average daily net assets in excess of $2 billion. Under the terms of the Advisory Agreement, the Fund paid PIC $1,129,085 for its services during the fiscal year ended April 30, 1999.

     The Advisory Agreement provides that the Adviser shall furnish continuously an investment program for the Fund, and shall manage the investment and reinvestment of the assets of the Fund subject at all times to the supervision of the Trustees. The Adviser, at its expense, also furnishes to the Trust adequate office space and facilities and certain administrative services, including the services of any member of its staff who serves as an officer of the Trust. All costs and expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Trust are borne by the Trust. Such expenses include, but are not limited to, all expenses incurred in the operation of the Trust and any public offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees of Trustees who are not full-time employees of the Adviser or any of its affiliates, expenses of Trustees' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, expenses of issue and sale of shares (to the extent not borne by the national distributor under its agreement with the Trust), expenses of printing and mailing stock certificates representing shares of the Trust, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and financial agents, bookkeeping, auditing and legal expenses. The Trust will also pay the fees and bear the expense of registering and maintaining the registration of the Trust and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to existing shareholders. Additionally, if authorized by the Trustees, the Trust will pay for extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to, the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Trust is a party. The Fund will pay expenses incurred in its own operation and will also pay a portion of the Trust's general administration expenses allocated on the basis of the asset values of each of the respective series of the Trust.

     Under the Advisory Agreement, the Adviser has agreed to reimburse the Trust monthly for the amount, if any, by which the total operating and management expenses of any series (including the Adviser's compensation, but excluding interest, taxes, brokerage fees and commissions, and extraordinary expenses) for any fiscal year exceed the level of expenses which such series is permitted to bear under the most restrictive expense limitation imposed (and not waived) on open-end investment companies by any state in which shares of such series are then qualified for sale.

     The Advisory Agreement provides that the Adviser shall not be liable to the Trust or to any shareholder of the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust or by any shareholder of the Trust in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties thereunder.

     The Advisory Agreement continues in force from year to year if approved by vote of a majority of the outstanding voting securities of series or by vote of a majority of the Trustees, including the vote of a majority of Trustees who are not parties to the Advisory Agreements, or "interested persons" (as that term is defined in the 1940 Act) (the "Disinterested Trustees") of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement will terminate automatically upon its assignment (within the meaning of said 1940 Act) and may be terminated at any time, without payment of any penalty, either by the Trustees, or, as to each series, by a vote of a majority of the outstanding voting securities of such series or by the Adviser upon sixty (60) days' written notice to the Trust.

     The terms and conditions of the Advisory Agreement have been approved annually by the Trustees, including a majority of the Disinterested Trustees, most recently on November 18, 1998. The Investment Advisory Agreement was last approved by the shareholders on October 16, 1995.

MANAGEMENT OF THE ADVISER
     The directors of the Adviser are Michael E. Haylon, Philip R. McLoughlin and William R. Moyer. The address of these directors is 56 Prospect Street, Hartford, CT 06115-0480. The principal occupation of each director is that of an executive officer of PXP. Messrs. Haylon and McLoughlin are directors of PXP. Mr. McLoughlin also serves as a director of Phoenix Home Life.

     Michael E. Haylon, an officer of the Trust, is President and a director of the Adviser. Philip R. McLoughlin, Trustee and President of the Trust, is a director and Chairman of the Adviser. William R. Moyer, Vice President of the Trust, is Senior Vice President, Chief Financial Officer and Treasurer of the Adviser. J. Roger Engemann, Ronald K. Jacks, Richard D. Little, James E. Mair, Leonard J. Saltiel, Gail P. Seneca, John S. Tilson, officers of the Trust, are also officers of the Adviser.

PORTFOLIO TRANSACTIONS AND BROKERAGE
     In fiscal year 1998, W.S. Griffith & Co., Inc., a broker-dealer subsidiary of Phoenix Home Life, received $6,660, or .31% of total brokerage commissions paid by the Trust, in fund related commissions attributed to a clearing arrangement with an unaffiliated broker-dealer.

INTEREST IN CERTAIN TRANSACTION
     Philip R. McLoughlin, Calvin J. Pedersen and James M. Oates are Trustees of the Trust and are also directors of PXP. Michael E. Haylon is an executive officer of the Trust and also a director of PXP. Messrs. Haylon and McLoughlin are also executive officers of PXP. Francis E. Jeffries is a Trustee of the Trust and also a shareholder of PXP. By virtue of these individuals' relationships with the Trust and with PXP, an indirect parent of the Adviser, under the proxy rules they are deemed to have a material interest in the Advisory Agreement. For its services as investment adviser, PIC received $4,367,229 in fees from the Trust during the fiscal year ended April 30, 1999.

UNDERWRITER AND ADMINISTRATOR
     Phoenix Equity Planning Corporation, an affiliate of the Adviser, serves as national distributor of the Trust's shares. For the fiscal year ended April 30, 1999, PEPCO was paid aggregate sales charges of $1,723,056 of which PEPCO retained net commissions of $1,279,374, the balance paid to dealers. PEPCO also acts as financial agent for the Trust for which it was paid $523,541 for its services during the Trust's last fiscal year.

                                    PROPOSAL


TO APPROVE OR NOT APPROVE A SUBADVISORY AGREEMENT
WITH SENECA CAPITAL MANAGEMENT LLC.

                     (TO BE VOTED UPON ONLY BY SHAREHOLDERS
                               OF THE THEME FUND)

     At a meeting of the Board of Trustees (the "Trustees") held on May 20, 1999, the Adviser presented a proposal under which Seneca Capital Management LLC ("Seneca") would be engaged as subadviser to the Theme Fund (the "Fund"). At a meeting held on March 26, 1999, at which the proposal was discussed preliminarily, the Trustees heard presentations by representatives of the Adviser regarding its decision to discontinue equity investment management operations from the Adviser's primary location in Hartford, Connecticut, based on, among other factors, the difficulty of distinguishing the Hartford equity products from those offered by the Adviser's affiliates, the better longer-term performance records of those affiliates, and the Adviser's historical difficulty in attracting and maintaining skilled equity professionals to Hartford. Management recommended moving day-to-day management responsibilities of certain of the equity funds it managed to other locations within the Phoenix Investment Partners' organization. Seneca, in managing a number of other equity funds, utilizes a growth style of management as had the Adviser at all times prior to March 1999, and was therefore recommended by Management to take over the day-to-day operations of the Theme Fund. At the May meeting, Management reviewed with the Trustees in greater detail the specifics of the proposed subadvisory arrangement, including Seneca's expertise and capabilities and the relative performance of funds managed by the Hartford equity team compared to the performance of comparable funds managed by Seneca. The Adviser would continue its traditional role of overseeing operations of the Fund, providing compliance, proxy, corporate governance, registration statement and other similar services, and would also oversee the investment management performance of the Fund. The Board considered that there would be no fee increase to the Fund or its shareholders as a result of the appointment of the Subadviser, and further considered the services to be rendered by each of the Adviser and Subadviser under the proposed arrangement. The Board concluded that the sharing of responsibility and fees would be fair, and that the demonstrated experience and capability of Seneca would provide appropriate expertise in the management of an investment program for the Fund. The Trustees, including a majority of the Disinterested Trustees, voted to approve the terms of the proposed Subadvisory Agreement and to recommend to shareholders the retention of Seneca as subadviser to the Fund.

     Under the terms of the proposed Subadvisory Agreement (attached as Exhibit
A), the Adviser will delegate to Seneca the performance of certain of its investment management services under the Advisory Agreement. Additionally, Seneca will furnish at its own expense the office facilities and personnel necessary to perform such services. For its services as subadviser, the Adviser will pay Seneca compensation at the following annual rates as a percentage of the average aggregate daily net asset values of the Fund:

   RATE FOR FIRST       RATE FOR NEXT       RATE FOR NEXT     RATE FOR EXCESS
    $201,000,000         $799,000,000        $1 BILLION       OVER $2 BILLION
    ------------         ------------        ----------       ---------------
       0.10%                0.375%              0.35%              0.325%

     Seneca is authorized under the Subadvisory Agreement to select brokers and dealers to execute Fund transactions and to select the markets in which transactions will be executed. Seneca is also authorized under the Seneca Subadvisory Agreement to execute Fund transactions with brokers or dealers that are "affiliated persons" (as defined in the 1940 Act) of the Trust, PIC or Seneca with the prior written approval of the Trust.

     Under the Subadvisory Agreement, Seneca is not liable for actions taken in its best professional judgment, in good faith and believed by it to be authorized, provided such actions are not in breach of the Fund's investment objectives, policies and restrictions or the result of willful misfeasance, bad faith, gross negligence or breach of duty or obligations.

     The Subadvisory Agreement will become effective upon its approval by shareholders and will extend through December 31, 1999. It will continue in effect thereafter only so long as its continuance has been specifically approved at least annually by the Trustees, including a majority of the Disinterested Trustees.

INFORMATION ABOUT SENECA
     Seneca has been (with its predecessor, GMG/Seneca Capital Management, L.P.) an investment adviser since 1989 and is a California limited liability company. As of March 31, 1999, Seneca managed in excess of $6.5 billion in assets for institutions and individuals. Seneca's address is 909 Montgomery Street, Suite 600, San Francisco, California 94133.

     PXP currently holds 74.9% and Ms. Seneca holds in excess of 5%, of the membership interest in Seneca. By virtue of their ownership of and/or positions with Seneca LLC, PXP and Ms. Seneca may be deemed "parents" of Seneca within the meaning of the proxy rules. Ms. Westhoff and Mr. Jacks, along with other Seneca management personnel, also hold membership interests in Seneca and options to purchase shares of PXP.

     Seneca currently serves as subadviser to a number of other mutual funds having a similar investment objective to that of the Fund. The names of those funds, their size as of March 31, 1999 and the annual rates of compensation for each are listed in the table below. Compensation rates listed are applied to the average of the aggregate daily net asset value of the named fund.

                                SIZE OF
                                 FUND
FUND                          (MILLIONS) RATE OF COMPENSATION
----                          ---------- --------------------
PHOENIX-SENECA FUNDS
  Phoenix-Seneca Growth Fund     $64.0           0.35%
  Phoenix-Seneca Mid-Cap
   "EDGE" [servicemark] Fund     $18.7           0.40%

                                SIZE OF
                                 FUND
FUND                          (MILLIONS) RATE OF COMPENSATION
----                          ---------- --------------------
THE PHOENIX EDGE SERIES FUND
  Seneca Mid-Cap Growth Fund     $8.8            0.40%

                     SIZE OF    RATE FOR      RATE FOR    RATE FOR   RATE FOR
                       FUND       FIRST         NEXT        NEXT    EXCESS OVER
FUND                (MILLIONS) $342,000,000 $658,000,000 $1 BILLION $2 BILLION
----                ---------- ------------ ------------ ---------- -----------
PHOENIX
MULTI-PORTFOLIO FUND
  Phoenix-Seneca
  Mid Cap Fund         $300.0     0.20%       0.375%        0.35%      0.325%

                     SIZE OF      RATE FOR    RATE FOR    RATE FOR   RATE FOR
                      FUND         FIRST       NEXT         NEXT    EXCESS OVER
FUND                (MILLIONS) $184,000,000 $816,000,000 $1 BILLION $2 BILLION
----                ---------- ------------ ------------ ---------- -----------
PHOENIX STRATEGIC
EQUITY SERIES FUND
  Phoenix Equity
   Opportunities
   Fund                $200.5     0.20%        0.35%       0.325%      0.30%

Note: The Adviser has not waived, reduced, or otherwise agreed to reduce its compensation under any applicable investment management contract for the funds listed above.

MANAGEMENT OF THE SUBADVISER
     The names and principal occupations of the executive officers of Seneca and each employee or member of Seneca who is an officer of the Trust, are as follows. The address of each, as it relates to his or her duties at Seneca, is the same as that of Seneca.

NAME                    PRINCIPAL OCCUPATION
-------------------------------------------------------------------------------
Gail P. Seneca          Managing General Partner and Chief Executive and
                        Investment Officer of GMG/Seneca Capital Management L.P.
                        since November 1989. President and Chief Executive and
                        Investment Officer of Seneca since June 1996. General
                        Partner of Genesis Merchant Group, L.P. since January
                        1990. President and sole shareholder of GenCap, Inc.
                        since July 1994. President and Trustee of the Phoenix-Seneca Funds and portfolio management team leader of each of the funds.

Sandra J. Westhoff      Chief Administrative Officer of GMG/Seneca Capital
                        Management L.P. since September 1994. Chief Operating
                        Officer of Seneca since June 1996. Treasurer of the
                        Phoenix-Seneca Funds.

Ronald K. Jacks         Equity Portfolio Manager of GMG/Seneca Capital
                        Management L.P. since July 1990 and of Seneca since July
                        1995. Secretary of the Phoenix-Seneca Funds and portfolio management team leader of the Phoenix-Seneca
                        Mid-Cap "EDGE" [servicemark] Fund.

Richard D. Little       Director of Equities of GMG/Seneca Capital Management
                        L.P. since December 1989 and of Seneca since July 1996.
                        Portfolio management team leader of Phoenix-Seneca
                        Growth Fund and Phoenix-Seneca Mid-Cap "EDGE"
                        [servicemark] Fund.

NAME                    PRINCIPAL OCCUPATION
-------------------------------------------------------------------------------
Thomas N. Steenburg     Secretary, General Counsel and Compliance Officer of
                        Seneca since June 1997. Senior Vice President (since
                        January 1999), Vice President, Counsel and Secretary
                        (1995-1999) of PXP. Executive Vice President (since
                        January 1999), Vice President, Counsel and Secretary
                        (1996-1999), Duff & Phelps Investment Management Co.
                        Vice President, Secretary and Counsel of PIC, National
                        Securities & Research Corporation, and Equity Planning since November 1995 and Vice President - Compliance of
                        Phoenix-Aberdeen International Advisers, LLC since May
                        1996.

     Ms. Seneca, an officer of the Trust, is President and Chief Executive and Investment Officer of Seneca. Messrs. Jacks, Little and Steenburg, officers of the Trust, are also officers of Seneca.


                                 RECOMMENDATION

     The Trustees have concluded, after review of relevant information, that the proposed subadvisory services are reasonably worth the full amount of the fee payable under the proposed Subadvisory Agreement and that the terms of the Subadvisory Agreement are fair and reasonable. Accordingly, the Board of Trustees, including a majority of the Disinterested Trustees, recommends that the shareholders of the Theme Fund vote to approve the proposed Subadvisory Agreement.


                THE TRUSTEES RECOMMEND A VOTE "FOR" THE APPROVAL
                      OF THE PROPOSED SUBADVISORY AGREEMENT


                             ADDITIONAL INFORMATION

OTHER MATTERS
     As of the date of this Proxy Statement, the Trust's management knows of no other matters to be brought before this meeting. However, if any other matters properly come before this meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

PROPOSALS FOR NEXT MEETING OF SHAREHOLDERS
     The Trust is not required and does not intend to hold annual meetings of shareholders. The next meeting of shareholders will be held at such time as may be determined by the Trustees or legally required. Any shareholder desiring to present a proposal for consideration at the next meeting of shareholders must submit the proposal in writing so that it is received by the Trust within a reasonable time before the solicitation for such meeting is made and must satisfy all other legal requirements.


                                    By Order of the Board of Trustees,


                                    G. JEFFREY BOHNE,
                                    Secretary

Greenfield, Massachusetts
June 29, 1999

                                                                       EXHIBIT A

                      PHOENIX STRATEGIC EQUITY SERIES FUND


                              SUBADVISORY AGREEMENT
                              ---------------------

                                                                 August __, 1999
Seneca Capital Management LLC
909 Montgomery Street
San Francisco, California 94133

RE:  SUBADVISORY AGREEMENT

Gentlemen:

Phoenix Strategic Equity Series Fund (the "Trust") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder. The shares of the Trust are offered or may be offered in several series, including the Phoenix Strategic Theme Fund (hereafter referred to as the "Fund").

Phoenix Investment Counsel, Inc. (the "Adviser") evaluates and recommends series advisers for the Trust and is responsible for the day-to-day management of the Fund.

 1. Employment as a Subadviser. The Adviser, being duly authorized, hereby employs Seneca Capital Management LLC (the "Subadviser") as a subadviser to invest and reinvest the assets of the Fund on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities which do not conflict in any material manner in the Subadviser's performance hereunder.

 2. Acceptance of Employment; Standard of Performance. The Subadviser accepts its employment as a subadviser to the Adviser and agrees to use its best professional judgment to make investment decisions for the Fund in accordance with the provisions of this Agreement.

 3. Services of Subadviser. The Subadviser shall provide the services set forth herein and in Schedule A attached hereto and made a part hereof. In providing management services to the Fund, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Trust as they apply to the Fund and as set forth in the Trust's then-current Prospectus and Statement of Additional Information (as the same may be modified from time to time), and to the Trust's Agreement and Declaration of Trust, to the investment and other restrictions set forth in the Act, the Securities Act of 1933 and the Internal Revenue Code and the rules and regulations thereunder, and to the supervision and control of the Trustees of the Trust (the "Trustees"). The Subadviser shall not, without the Adviser's prior approval, effect any transactions which would cause the Fund at the time of the transaction to be out of compliance with any of such restrictions or policies.

 4. Expenses. The Subadviser shall furnish at its own expense, or pay the expenses of the Adviser, for the following:

     (a) Office facilities, including office space, furniture and equipment utilized by its employees, in the fulfillment of Subadviser's responsibilities hereunder;

     (b) Personnel necessary to perform the functions required to manage the investment and reinvestment of each Fund's assets (including those required for research, statistical and investment work), and to fulfill the other functions of the Subadviser hereunder;

     (c) Personnel to serve without salaries for the Trust as officers or agents of the Trust. The Subadviser need not provide personnel to perform, or pay the expenses of the Adviser for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, auditors and legal counsel; and

     (d) Compensation and expenses, if any, of the Trustees who are also full-time employees of the Subadviser.

 5. Transaction Procedures. All transactions for the Fund will be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Trust (the "Custodian"), or such depositories or agents as may be designated by the Custodian pursuant to its agreement with the Trust (the "Custodian Agreement"), of all cash and/or securities due to or from the Fund. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadviser shall advise the Custodian and confirm in writing to the Trust all investment orders for the Fund placed by it with brokers and dealers at the time and in the manner set forth in the Custodian Agreement and in Schedule B hereto (as amended from time to time). The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

 6. Allocation of Brokerage. The Subadviser shall have authority and discretion to select brokers and dealers to execute Fund transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

     A. In placing orders for the sale and purchase of Fund securities for the Trust, the Subadviser's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Trust, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain "best execution" on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser's overall responsibilities with respect to its clients, including the Trust, as to which the Subadviser exercises investment discretion, notwithstanding that the Trust may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Trust a lower commission on the particular transaction.

     B. Subject to the requirements of paragraph A above, the Adviser shall have the right to require that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Adviser and the Subadviser, shall be executed by brokers and dealers that provide brokerage or research services to the Trust or that will be of value to the Trust in the management of its assets, which services and relationship may, but need not, be of direct or exclusive benefit to the Fund. In addition, subject to paragraph A above, the applicable Conduct Rules of the National Association of Securities Dealers, Inc. and other applicable law, the Trust shall have the right to request that transactions be executed by brokers and dealers by or through whom sales of shares of the Trust are made.

     C. The Subadviser shall not execute any transactions for the Fund with a broker or dealer that is an "affiliated person" (as defined in the Act) of the Trust, the Subadviser or the Adviser without the prior written approval of the Trust.

 7. Fees for Services. The compensation of the Subadviser for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule C. Pursuant to the Investment Advisory Agreement between the Trust and the Adviser, the Adviser is solely responsible for the payment of fees to the Subadviser.

 8. Limitation of Liability. The Subadviser shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Trust, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Fund and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadviser in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadviser from liability under the Act, other federal or state securities laws or common law).

 9. Confidentiality. Subject to the duty of the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser and the Trust in respect thereof.

10. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Subadviser shall notify the Adviser in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Adviser to consider whether an assignment as defined in
     Section 2(a)(4) of the Act will occur and to take the steps it deems necessary.

11. Representations, Warranties and Agreements of the Subadviser. The Subadviser represents, warrants and agrees that:

     A. It is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

     B. It will maintain, keep current and preserve on behalf of the Trust, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule D (as amended from time to time). The Subadviser agrees that such records are the property of the Trust, and will be surrendered to the Trust or to the Adviser as agent of the Trust promptly upon request of either.

     C. It has a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Adviser with a copy of the code of ethics and evidence of its adoption. Subadviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Trust (the "Code of Ethics"). Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Trust and to the Adviser that the Subadviser has complied with the requirements of Rule 17j-l during the previous calendar quarter and that there has been no violation of its code of ethics, or the Code of Ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadviser shall permit the Trust and Adviser to examine the reports required to be made by the Subadviser under Rule 17j-l(c)(1) and this subparagraph.

     D. Reference is hereby made to the Declaration of Trust dated June 25, 1986, establishing the Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name Phoenix Strategic Equity Series Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability in connection with the affairs of the Trust; only the trust estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust, whether such liability now exists or is hereafter incurred for claims against the trust estate.

12. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadviser and the Adviser, which amendment, other than amendments to Schedules B and D, is subject to the approval of the Trustees and the Shareholders of the Trust as and to the extent required by the Act.

13. Effective Date; Term. This Agreement shall become effective on the date set forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until December 31, 1999, and thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with
     Section 15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

14. Termination. This Agreement may be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, upon sixty (60) days' written notice to the other party, but any such termination shall not affect the status, obligations or liabilities of either party hereto to the other party.

15. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

16. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                                PHOENIX INVESTMENT COUNSEL, INC.


                                By: ----------------------------
                                    Michael E. Haylon
                                    President

ACCEPTED:

SENECA CAPITAL MANAGEMENT LLC


By:  ----------------------------
     Sandra J. Westhoff
     Chief Operating Officer





SCHEDULES:       A. Subadviser Functions
                 B. Operational Procedures
                 C. Fee Schedule
                 D. Record Keeping Requirements

                                   SCHEDULE A
                                   ----------

                              SUBADVISER FUNCTIONS

     With respect to managing the investment and reinvestment of the Fund assets, the Subadviser shall provide, at its own expense:

     (a) An investment program for the Fund consistent with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Adviser;

     (b) Implementation of the investment program for the Fund based upon the foregoing criteria;

     (c) Quarterly reports, in form and substance acceptable to the Adviser, with respect to: i) compliance with the Code of Ethics and the Subadviser's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Trust relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Fund assets in accordance with the then-prevailing prospectus and statement of additional information pertaining to the Fund and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Fund limitation on acquisition of illiquid securities; v) any and all other reports reasonably requested in accordance with or described in this Agreement; and, vi) the implementation of the Fund investment program, including, without limitation, analysis of Fund performance;

     (d) Attendance by appropriate representatives of the Subadviser at meetings requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees; and

     (e) Participation, overall assistance and support in marketing the Fund, including, without limitation, meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties requested by the Adviser.

                                   SCHEDULE B
                                   ----------

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank and Trust Company (the "Custodian"), the custodian for the Trust.

The Subadviser must furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5 p.m. (Eastern Standard time) on the day of the trade (confirmation received from broker). The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

      1. Purchase or sale;
      2. Security name;
      3. CUSIP number (if applicable);
      4. Number of shares and sales price per share;
      5. Executing broker;
      6. Settlement agent;
      7. Trade date;
      8. Settlement date;
      9. Aggregate commission or if a net trade;
     10. Interest purchased or sold from interest bearing security;
     11. Other fees;
     12. Net proceeds of the transaction;
     13. Exchange where trade was executed; and
     14. Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Trust, the account must be a cash account. No margin accounts are to be maintained in the name of the Trust. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report. This will normally be done by telex so that the Subadviser will know the amount available for investment purposes.

                                   SCHEDULE C
                                   ----------

                                 SUBADVISORY FEE

     For services provided to the Trust pursuant to paragraph 3 hereof, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of 0.10% of the average daily net assets of the Phoenix Strategic Theme Fund up to $201 million, 0.375% of such value between $201 million and $1 billion, 0.350% of such value between $1 billion and $2 billion, and 0.325% of such value in excess of $2 billion. The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Trust and each Fund shall be valued as set forth in the then-current registration statement of the Trust.

                                   SCHEDULE D
                                   ----------

                   RECORDS TO BE MAINTAINED BY THE SUBADVISER

1. (Rule 31a-1(b)(5)) A record of each brokerage order, and all other series purchases and sales, given by the Subadviser on behalf of the Trust for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

    A. The name of the broker;
    B. The terms and conditions of the order and of any modifications or cancellations thereof;
    C. The time of entry or cancellation;
    D. The price at which executed;
    E. The time of receipt of a report of execution; and
    F. The name of the person who placed the order on behalf of the Trust.

2.  (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten
    (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of series securities to named broker or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

    A. Shall include the consideration given to:
        (i) The sale of shares of the Trust by brokers or dealers.
       (ii) The supplying of services or benefits by brokers or dealers to:
            (a) The Trust,
            (b) The Adviser (Phoenix Investment Counsel, Inc.)
            (c) The Subadviser, and
            (d) Any person other than the foregoing.
      (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.
    B. Shall show the nature of the services or benefits made available.
    C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
    D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 3la-(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of series securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of series securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
    Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadviser's transactions for the Trust.























--------------------
* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or subadviser review.

                      PHOENIX STRATEGIC EQUITY SERIES FUND
                                101 MUNSON STREET
                         GREENFIELD, MASSACHUSETTS 01301

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 6, 1999

                                      PROXY


     The undersigned shareholder of Phoenix Strategic Equity Series Fund (the "Trust"), revoking any and all previous proxies heretofore given for shares of the Trust held by the undersigned, hereby constitutes and appoints Philip R. McLoughlin and Nancy J. Engberg, and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Trust to be held on August 6, 1999 at the offices of the Trust, 101 Munson Street, Greenfield, Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Trust for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act, with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth below.

TO AVOID THE EXPENSE OF ADJOURNING THE MEETING TO A SUBSEQUENT DATE, PLEASE RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" EACH PROPOSAL. IF NO DIRECTION IS MADE FOR ANY PROPOSALS, THIS PROXY WILL BE VOTED "FOR" ANY AND ALL SUCH PROPOSALS.


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                 TRUSTEES OF THE TRUST WHICH RECOMMENDS A VOTE
                          "FOR" EACH OF THE PROPOSALS

  [X]  Please mark votes as in this Example.

  ------------------------------------
  PHOENIX STRATEGIC EQUITY SERIES FUND
  ------------------------------------

  Phoenix Strategic Theme Fund only.
  ----------------------------------

  PROPOSAL 1.
  TO APPROVE A SUBADVISORY AGREEMENT WITH
  SENECA CAPITAL MANAGEMENT LLC.

         [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN




                                                      --------------------------
  Please be sure to sign and date this Proxy.          Date
--------------------------------------------------------------------------------


  Shareholder sign here                        Co-owner sign here
--------------------------------------------------------------------------------


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL REGISTERED SHAREHOLDERS SHOULD SIGN THIS PROXY; BUT IF ONE SHAREHOLDER SIGNS, THIS SIGNATURE BINDS THE OTHER SHAREHOLDER. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER(S) AT ANY TIME PRIOR TO THE SPECIAL MEETING OF SHAREHOLDERS.


RECORD DATE SHARES: